UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 18, 2008

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 18, 2008, BPZ Resources, Inc. (the “Company”) entered into a “Bought Deal” Equity Financing Letter (the “Bought Letter”) with Canaccord Adams, Inc. and Canaccord Capital Corporation, on behalf of a syndicate of underwriters. Pursuant to the terms of the Bought Letter, the Company agreed to the underwriters offer to purchase from the Company 2,000,000 shares of common stock of the Company, no par value, and at the election of the lead underwriter, up to an additional 200,000 shares of common stock, at a price to be determined in accordance with the term sheet attached thereto.  A copy of the Bought Letter is attached hereto as exhibit 1.1 and is incorporated by reference.

On March 19, 2008, the Company entered into an Underwriting Agreement with Canaccord Adams, Inc. and Canaccord Capital Corporation as the underwriters.  The provisions of the Bought Letter were superseded upon the execution of the Underwriting Agreement.  A copy of the Underwriting Agreement is attached hereto as Exhibit 1.2 and is incorporated by reference.

Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell to the underwriters 2,000,000 shares of common stock of the Company, no par value per share, plus an additional 200,000 shares of common stock of the Company if the underwriters exercise their 30-day option to cover over-allotments, if any.  The shares of common stock were offered pursuant to a Shelf Registration Statement on Form S-3 (Registration No. 333-147463) originally filed on November 16, 2007 and amended on December 6, 2007, including related prospectus supplements dated March 18, 2008 and March 19, 2008.  The shares of common stock were offered to the public at a price of $20.00 per share and are expected to be delivered March 25, 2008.  The shares of common stock were offered to the underwriters at a price of $18.83 per share.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by the Company and the underwriters against certain liabilities arising out of or in connection with the sale of the common stock and customary contribution provisions in respect of those liabilities.

Item 7.01 Regulation FD Disclosure.

On March 18, 2008, the Company issued a press release reporting the commencement of an underwritten public offering of 2,000,000 shares of its common stock with an over-allotment of 200,000 shares under an effective registration statement.  Additionally, on March 19, 2008, the Company announced that it had priced the public offering of 2,000,000 shares resulting in proceeds of $37.6 million after underwriters’ discounts.  A copy of both press releases, dated March 18, 2008 and March 19, 2008, respectively, are furnished as Exhibit 99.1 and 99.2 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 1.1	“Bought Deal” Equity Financing Letter, dated March 18, 2008, by and among BPZ Resources, Inc., Canaccord Adams, Inc. and Canaccord Capital Corporation

Exhibit 1.2	Underwriting Agreement, dated March 19, 2008, by and among BPZ Resources, Inc., Canaccord Adams, Inc. and Canaccord Capital Corporation

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated March 18, 2008, and furnished with this report.

Exhibit 99.2	BPZ Resources, Inc. Press Release, dated March 19, 2008, and furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: March 24, 2008	By:	/s/Edward G. Caminos
	Name:	Edward G. Caminos
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 1.1	“Bought Deal” Equity Financing Letter, dated March 18, 2008, by and among BPZ Resources, Inc., Canaccord Adams, Inc. and Canaccord Capital Corporation

Exhibit 1.2	Underwriting Agreement, dated March 19, 2008, by and among BPZ Resources, Inc., Canaccord Adams, Inc. and Canaccord Capital Corporation

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated March 18, 2008, and furnished with this report.

Exhibit 99.2	BPZ Resources, Inc. Press Release, dated March 19, 2008, and furnished with this report.